EXHIBIT 24

                           FORM OF POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Charles Zwebner his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Dated: January ___, 2002            _______________________
                                    Anthony Greenwood

Dated: January ___, 2002            _______________________
                                    Anthony Heller

Dated: January ___, 2002            _______________________
                                    Vincent Genova

                                       1